Exhibit 99.2
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               N-VIRO International Corporation to Present at the
                   2009 RedChip New York Equities Conference

TOLEDO, OH, September 29, 2009 -- N-Viro International Corporation (OTC Bulletin
Board: NVIC.OB), announced today that Chief Executive Officer Timothy R. Kasmoch is scheduled to present at the 2009 RedChip New York Equities Conference being held in New York City on September 30th and October 1st, 2009. The Company's presentation is scheduled for 4:10 pm. Eastern time on Wednesday, September 30th at the NASDAQ MarketSite (4 Times Square, at 43rd and Broadway).

Mr. Kasmoch will discuss N-Viro International's mission to renew waste products into beneficial materials for the energy and agricultural markets, by offering municipalities cost-effective treatment solutions for biosolids and other bio-organic wastes. N-Viro's technology is simple, safe, user friendly and the best option available in the marketplace.

Currently, the most socially accepted avenue for unwanted waste derived from our nation's wastewater treatment plants is beneficial recycling. N-Viro has made a commitment to protect and care for the environment through the use of its patented processes which convert organic waste and wastewater sludge into renewable energy and agricultural products. N-Viro products have been designated by the US EPA as safe and effective.

Company presentations will be webcast live and archived for 90 days at http://www.RedChip.com. For additional information or to schedule a one-on-one
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meeting  with  N-Viro  International  Corporation  at this event, please contact
Jon Cunningham at 407-644-4256, Ext. 107, or email conference@redchip.com.

About  RedChip  Companies,  Inc.
--------------------------------
RedChip Companies is an international, small-cap research and financial public relations firm headquartered in Orlando, Florida; with affiliate offices in Qingdao, China; Paris, and San Diego. Since 1993, RedChip has been a source for small-cap research and investor awareness services for emerging growth companies, delivering concrete, measurable results for its clients through its extensive national and international network of small-cap institutional and retail investors. To learn more about RedChip's products and services please visit: http://www.redchip.com/visibility/productsandservices.asp.
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Contact:
Joey  Hain                                     Jon  Cunningham
Wynston  Hill  Investment  Banking             RedChip  Companies,  Inc.
408  Madison  Ave.,  12th  Floor               1-800-733-2447,  Ext.  107
New  York,  NY  10022                          info@redchip.com
(646)-328-0806  /  (646)-283-1707  mobile

About  N-Viro  International  (www.nviro.com)
---------------------------------------------
N-Viro International is an environmental and materials operating company that owns patented technologies to convert various types of waste into beneficial alternative fuel products, including the renewable biofuel N-Viro Fuel tm and the N-Viro Soil tm . Its renewable biofuel technology, N-Viro Fuel , has received alternative energy status from the U.S. Environmental Protection Agency, which qualifies the technology for renewable energy incentives. N-Viro International operates processing facilities independently as well as in partnership with municipalities.

Special  Cautionary  Note  Regarding  Forward-Looking  Statements
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The  Company  cautions  that  words  used  in  this  document such as "expects,"
"anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to differ materially from those described herein. For example, while the Company expects business expansion projects to begin in an estimated time frame, such expectations are subject to adverse economic conditions and other factors outside of the Company's control. Further, the Company's ability to increase capabilities and expand capacity is subject to the ability of the Company or its partners to access sufficient capital to pay for this expansion, which will further depend on, among other factors, market acceptance. Our ability to achieve profitability of these projects could be negatively impacted if there is a lack of an adequate supply of waste or expenses increase above the Company's expectations - including fuel and transportation costs, labor costs and costs relating to the treatment and processing of the biosolids and creation of the N-Viro Soil or N-Viro Fuel. In addition, while the Company believes that trends in "greener" energy solutions are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing products and other alternative energy source. All of these factors, and other factors, will affect the profitability of the Company. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports, including its Annual Report on Form 10-K for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.